UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

Smurfit Westrock plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	001-42161 (Commission File Number)	98-1776979 (I.R.S. Employer Identification No.)

Beech Hill, Clonskeagh

Dublin 4, D04 N2R2

Ireland

(Address of principal executive offices, including Zip Code)

+353 1 202 7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	SW	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Senior Notes Offerings

On November 26, 2024, Smurfit Westrock Financing Designated Activity Company (the “USD Issuer”), a designated activity company incorporated under the laws of Ireland and a wholly-owned subsidiary of Smurfit Westrock plc (“Smurfit Westrock”), a public limited company incorporated under the laws of Ireland, issued $850 million in aggregate principal amount of 5.418% senior notes due 2035 (the “USD Notes”) under an indenture, dated as of November 26, 2024 (the “USD Indenture”), among, inter alios, the USD Issuer, the guarantors party thereto (the “USD Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “USD Offering”).

On November 27, 2024, Smurfit Kappa Treasury Unlimited Company (the “EUR Issuer” and, together with the USD Issuer, the “Issuers”), a public unlimited company incorporated under the laws of Ireland and a wholly-owned subsidiary of Smurfit Westrock, issued €600 million in aggregate principal amount of 3.454% senior notes due 2032 (the “2032 Notes”) and €600 million in aggregate principal amount of 3.807% senior notes due 2036 (the “2036 Notes” and, together with the 2032 Notes, the “EUR Notes” and, collectively with the USD Notes, the “Notes”) under an indenture, dated as of November 27, 2024 (the “EUR Indenture” and, together with the USD Indenture, the “Indentures”), among, inter alios, the EUR Issuer, the guarantors party thereto and Deutsche Trustee Company Limited, as trustee (the “EUR Offering” and, together with the USD Offering, the “Offerings”).

The Notes were offered and sold (i) in the United States only to qualified institutional buyers (as defined in Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), in reliance on Rule 144A and (ii) outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

The Issuers intend to use the net proceeds of the Offerings (i) to redeem the outstanding $750 million in aggregate principal amount of 4.650% senior notes due 2026 issued by WRKCo Inc. (“WRKCo”), a wholly-owned subsidiary of Smurfit Westrock (the “WRKCo 2026 Notes”), in full at the applicable redemption price set forth in the indenture governing the WRKCo 2026 Notes, (ii) to redeem the outstanding €1,000 million in aggregate principal amount of 2.875% senior notes due 2026 issued by Smurfit Kappa Acquisitions Unlimited Company, a wholly-owned subsidiary of Smurfit Westrock (the “SKA 2026 Notes”), in full at the applicable redemption price set forth in the indenture governing the SKA 2026 Notes, and (iii) for general corporate purposes, including the repayment of indebtedness. Smurfit Westrock intends to use an amount equivalent to the proceeds of the Offerings to finance or refinance a portfolio of eligible green projects in accordance with its Green Finance Framework, which it may, in the future, update in line with developments in the market. On November 20, 2024, each of Smurfit Kappa Acquisitions Unlimited Company and WRKCo distributed a conditional notice of redemption to the respective holders of the SKA 2026 Notes and the WRKCo 2026 Notes, which will be redeemed on December 2, 2024 and December 6, 2024, respectively.

The USD Notes will mature on January 15, 2035. Interest on the USD Notes will accrue at a rate of 5.418% per annum and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2025. The USD Notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis by Smurfit Westrock and certain of its subsidiaries, including the EUR Issuer.

The 2032 Notes will mature on November 27, 2032. Interest on the 2032 Notes will accrue at a rate of 3.454% per annum and will be payable annually in arrears on November 27 of each year, commencing on November 27, 2025. The 2036 Notes will mature on November 27, 2036. Interest on the 2036 Notes will accrue at a rate of 3.807% per annum and will be payable annually in arrears on November 27 of each year, commencing on November 27, 2025. The EUR Notes are fully and unconditionally guaranteed, jointly and severally, on a senior basis by Smurfit Westrock and certain of its subsidiaries, including the USD Issuer.

Prior to October 15, 2034 (three months prior to the maturity of the USD Notes), the USD Issuer may redeem the USD Notes at its option, in whole or in part, at any time and from time to time, at the applicable redemption price set forth in the USD Indenture. On or after October 15, 2034, the USD Issuer may redeem the USD Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the USD Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts (as defined in the USD Indenture), if any, thereon, to, but excluding, the redemption date.

At any time prior to August 27, 2032 (three months prior to the maturity of the 2032 Notes), in the case of the 2032 Notes, and August 27, 2036 (three months prior to the maturity of the 2036 Notes), in the case of the 2036 Notes, the EUR Issuer may redeem the applicable series of EUR Notes, in whole or in part, at the applicable redemption prices set forth in the EUR Indenture. At any time on or after August 27, 2032, in the case of the 2032 Notes, and August 27, 2036, in the case of the 2036 Notes, the EUR Issuer may redeem the applicable series of EUR Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts (as defined in the EUR Indenture), if any, thereon, to, but excluding, the redemption date.

In addition, the Issuers may redeem each series of Notes in whole, but not in part, at any time upon giving proper notice if changes in tax laws impose certain withholding taxes or other deductions on amounts payable on the Notes or the related guarantees, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to, but not including, the redemption date.

The Indentures contain certain customary covenants that limit, among other things, the ability of Smurfit Westrock and its subsidiaries to incur liens on their principal properties or on any of their shares of stock to secure indebtedness without equally and ratably securing the Notes, and to merge or consolidate with other entities. These limitations are subject to a number of important exceptions and qualifications set forth in each Indenture. Upon the occurrence of a Change of Control Repurchase Event (as defined in each Indenture) with respect to a series of Notes, each holder of such series of Notes may require the applicable Issuer to repurchase its Notes at a purchase price in cash equal to 101%, in the case of the USD Notes, and 100%, in the case of the EUR Notes, of their aggregate principal amount, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to, but not including, the date of repurchase.

The Indentures also contain customary events of default, including, among others, payment default, failure to comply with covenants or agreements contained in the Indentures and the Notes and certain provisions related to bankruptcy events.

The description set forth above is qualified in its entirety by the full text of the Indentures, copies of which are filed as Exhibits 4.1 and 4.2 hereto and are incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance and sale of the USD Notes, on November 26, 2024, the USD Issuer and the USD Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the representatives of the initial purchasers of the USD Notes pursuant to which they have agreed to file an exchange offer registration statement with the U.S. Securities and Exchange Commission (the “SEC”) relating to an offer to exchange the USD Notes and the related guarantees for securities that are substantially identical in all material respects and are registered under the Securities Act. The USD Issuer and the USD Guarantors are required to use their reasonable best efforts to cause the exchange offer to be consummated on or prior to July 5, 2025. The USD Issuer and the USD Guarantors are also required to use their commercially reasonable efforts to file a shelf registration statement with the SEC to cover resales of the USD Notes and the related guarantees under certain circumstances. If the USD Issuer and the USD Guarantors do not comply with their registration obligations, they will be required to pay additional interest to holders of the USD Notes.

The foregoing description is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Indentures, the Notes and the Registration Rights Agreement is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

Amended and Restated WRKCo Commercial Paper Program

On November 21, 2024, WRKCo entered into definitive documentation to amend and restate its unsecured commercial paper program (as so amended and restated, the “CP Program”), pursuant to which WRKCo may issue short-term, unsecured commercial paper notes (the “CP Notes”), for the sole purpose of adding the USD Issuer as a guarantor. The USD Issuer was concurrently added as a guarantor to other existing senior indebtedness of the group, including the senior notes issued by certain of Smurfit Westrock’s subsidiaries and its revolving credit facility. Except for the addition of the USD Issuer as a guarantor, all of the terms of the CP Program, including the identity of the three commercial paper dealers that will act as dealers under the CP Program (each a “Dealer” and, collectively, the “Dealers”), are identical to the CP Program which was previously amended and restated on July 5, 2024.

In connection with the addition of the USD Issuer as a guarantor, on November 21, 2024 each Dealer entered into an amended and restated commercial paper dealer agreement, among WRKCo, the guarantors party thereto and such Dealer (as so amended and restated, each, a “Dealer Agreement”), which provides the terms under which the Dealer will either purchase CP Notes from WRKCo or arrange for the sale of the CP Notes by WRKCo to one or more purchasers, in each case pursuant to an exemption from federal and state securities laws. Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions. The Dealer Agreements are substantially identical in all material respects except as to the parties thereto and the notice provisions.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which they have received or will receive customary fees and expenses.

The CP Notes have not been and will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

The foregoing summary of the Dealer Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Dealer Agreements, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Senior Notes Offerings

On November 27, 2024, Smurfit Westrock issued a press release announcing the closing of the Offerings. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of November 26, 2024, among Smurfit Westrock Financing Designated Activity Company, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, paying agent, transfer agent and registrar.
4.2	Indenture, dated as of November 27, 2024, among Smurfit Kappa Treasury Unlimited Company, the guarantors party thereto, Deutsche Trust Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and transfer agent, and Deutsche Bank Luxembourg S.A., as registrar.
10.1	Registration Rights Agreement, dated as of November 26, 2024, among Smurfit Westrock Financing Designated Activity Company, the guarantors party thereto and Citigroup Global Markets Inc., ING Financial Markets, LLC, SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC.
10.2	Form of Amended and Restated Dealer Agreement, dated as of November 21, 2024, among WRKCo Inc., the guarantors party thereto and the dealer party thereto.
99.1	Press Release dated November 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smurfit WestRock plc

Date: November 27, 2024	By:	/s/ Ken Bowles
Ken Bowles
Executive Vice President and Chief Financial Officer